UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2005

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400 Seattle, Washington	98109-4426
(Address of principal executive offices)	(Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On May 6, 2005, Shurgard Storage Centers, Inc. (“Shurgard”) announced that Charles K. Barbo, chairman and chief executive officer of Shurgard, will retire as CEO, effective January 1, 2006, and will remain as non-executive chairman of Shurgard’s board of directors. Mr. Barbo, who founded Shurgard over 30 years ago, plans to continue to focus on strategic planning issues as well as spending time in the field in support of Shurgard’s mission and values. Mr. Barbo’s resignation as CEO was not the result of any disagreement with Shurgard on any matters relating to Shurgard’s operations, policies or practices.

(c) Shurgard’s board of directors has appointed David K. Grant, 51, president and chief operating officer, as CEO designate and, effective January 1, 2006, he will hold the positions of both president and CEO. The transition from Mr. Barbo to Mr. Grant is pursuant to the succession process that Shurgard established in 2003 at the time of Mr. Grant’s appointment as president and chief operating officer. Mr. Grant joined Shurgard Incorporated (Shurgard’s predecessor) in November 1985 as Director of Real Estate. He served as an executive vice president and Director of Real Estate Investment from December 1993. In January 1996, Mr. Grant became president of Shurgard Europe and moved to Brussels, Belgium, where its European headquarters are located. During this time, he also continued to serve as an executive vice president of Shurgard Incorporated. He returned to the United States in August 2003 to take on the role of president and chief operating officer of Shurgard. He also served as interim chief financial officer from January 2004 until September 2004. Mr. Grant was appointed to Shurgard’s board of directors, effective December 3, 2004. Mr. Grant has a Bachelor of Arts degree in business administration and a Bachelor of Science degree in accounting, both from Washington State University.

In his capacity as president and chief operating officer, Mr. Grant is entitled to receive an annual salary of $425,000 and is eligible to participate in Shurgard’s senior management bonus program and stock option and restricted stock programs for executives, which award stock options and restricted stock under Shurgard’s 2000 Long-Term Incentive Compensation Plan and/or 2004 Long-Term Incentive Compensation Plan. Mr. Grant is also eligible to earn an annual bonus under the senior management bonus program based 75% on company performance goals and 25% on individual performance goals. This bonus program is described in more detail in the first paragraph under “Item 1.01 Entry Into a Material Definitive Agreement” in Shurgard’s current report on Form 8-K dated February 3, 2005. Mr. Grant is also eligible to participate in Shurgard’s 401(k) plan and Employee Stock Ownership Plan known as the Shurgard Employee Retirement Savings Plan and Trust, through which Shurgard may make discretionary matching contributions. Neither the board of directors nor the Compensation Committee has yet determined whether it will make any changes to annual salary or bonus awards that may be granted to Mr. Grant in his capacity as CEO.

In addition, Shurgard has entered into an agreement with each of its executive officers, including Mr. Grant, that provides for payments in the event that the employee’s employment is terminated by Shurgard other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including, but not limited to, changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements.

There is no family relationship between Mr. Grant and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of Shurgard. There are no arrangements or understandings between Mr. Grant and any other person pursuant to which he was selected as an officer or director of Shurgard.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 6, 2005, at Shurgard’s annual meeting of shareholders, the shareholders approved amendments to Shurgard’s articles of incorporation to eliminate the classified structure of its board of directors and to provide for the annual election of all directors. Shurgard’s board of directors had approved these amendments on March 10, 2005, subject to approval by the shareholders. The amendment to the articles of incorporation is filed with this current report as Exhibit 3.1.

At its March 10, 2005 meeting, Shurgard’s board of directors also resolved to amend and restate Shurgard’s bylaws, subject to the shareholders’ approval of the amendments to the articles discussed above (1) to make certain conforming changes to effect the declassification of the board and the annual election of directors; (2) to eliminate references to previously redeemed classes of stock; (3) to reflect the newly established position of lead director; (4) to update certain definitions and other provisions relating to the board of directors and its committees to conform with Shurgard’s corporate governance guidelines and current SEC and NYSE rules; (5) to reflect a previously approved change to the provisions relating to the establishment of the date of the annual meeting of shareholders; and (6) to update the descriptions of Shurgard’s executive officers to reflect the company’s current structure. The restated bylaws are filed with this current report as Exhibit 3.2.

Item 7.01. Regulation FD Disclosure.

On May 6, 2005, Shurgard issued a press release announcing (1) Mr. Barbo’s retirement as CEO, effective January 1, 2006, and Mr. Grant’s appointment as CEO designate and (2) Shurgard’s fourth quarter 2004 dividend of $0.56 per share, payable on June 6, 2005, to shareholders of record as of May 20, 2005. That press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including but not limited to Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report, including but not limited to Exhibits 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation dated May 9, 2005.

3.2	Restated Bylaws effective May 6, 2005.

99.1	Press Release dated May 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: May 11, 2005	By:	/s/ Jane A. Orenstein
	Name:	Jane A. Orenstein
	Title:	Vice President